UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         March 29, 2017

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)
NEVADA
(State or other jurisdiction of incorporation)
001-32373	27-0099920
(Commission File Number)	(IRS Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA	89109
(Address of principal executive offices)	(Zip Code)

(702) 414-1000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.
On March 29, 2017, Las Vegas Sands, LLC (“LVS” or the “Borrower”), a direct, wholly owned subsidiary of Las Vegas Sands Corp. (“LVSC”), and certain of the Borrower’s other domestic subsidiaries (the “Guarantors”) entered into a Fourth Amendment (the “Amendment Agreement”) to the Existing Credit Agreement (as defined below) with certain of the Lenders party thereto and The Bank of Nova Scotia (“Scotiabank”), as Administrative Agent and Collateral Agent. The Amendment Agreement amends the Second Amended and Restated Credit and Guaranty Agreement dated as of December 19, 2013 (as amended previously, the “Existing Credit Agreement” and, as amended by the Amendment Agreement, the “Amended Credit Agreement”), among LVS, as Borrower, the Guarantors, various Lenders, Scotiabank, as Administrative Agent and Collateral Agent, and the other parties thereto. Capitalized terms used herein and not defined herein are defined in the Amended Credit Agreement.
Pursuant to the Amendment Agreement, term loan lenders will provide refinancing term loans (by way of continuing or replacing existing term loans) in an aggregate amount of $2,182,500,000 for the purpose of effecting a repricing and extending the maturity date, in each case, of the term loans under the Existing Credit Agreement. The term loans bear interest, at the Borrower’s option, (i) at an adjusted Eurodollar rate plus an “applicable margin” credit spread or (ii) at an alternative base rate plus an “applicable margin” credit spread. Among other amendments provided for by the Amendment Agreement, the Amendment Agreement lowers the “applicable margin” credit spread for adjusted Eurodollar rate term loans from 2.25% to 2.00% per annum and lowers the “applicable margin” credit spread for alternative base rate term loans from 1.25% to 1.00% per annum; removes the requirement to prepay outstanding revolving loans and/or permanently reduce revolving commitments in certain circumstances; and extends the maturity date of the term loans from December 19, 2020 to March 29, 2024.
Some of the lenders, agents and arrangers under the Amendment Agreement and Amended Credit Agreement and their respective affiliates have provided, and may provide in the future, investment banking, commercial banking and other financial services for LVSC and its subsidiaries in the ordinary course of business, for which they have received and will receive customary compensation.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above in Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 29, 2017

LAS VEGAS SANDS CORP.
By:	/s/ Patrick Dumont
Name: Patrick Dumont Title: Executive Vice President and Chief Financial Officer